Exhibit 99.1

IEG Holdings Corporation Announces Declaration of Dividend and Q2 2017 Earnings Results

Las Vegas, Nevada – (August 1, 2017) – IEG Holdings Corporation (OTCQB: IEGH) announced today the declaration of a cash dividend of $0.005 per common share for the second quarter of 2017. The dividend is payable on August 21, 2017 to stockholders of record at the close of business on Friday, August 11, 2017. In addition, IEG Holdings previously declared a cash dividend of $0.005 for the first quarter of 2017 and expects to pay ongoing quarterly dividends.

The Company significantly reduced its core operating expenses in the first six months of 2017. In addition, cash at bank substantially increased, resulting from substantial positive net cash flows from investing activities. At June 30, 2017, we had cash on hand of $3,743,268, which when added to budgeted cash inflows from loans receivable repaid and budgeted cash inflows from revenues, is sufficient to meet our operating needs for the next 12 months.

Paul Mathieson, IEG Holdings’ Chairman and Chief Executive Officer, said, “I am pleased to announce the declaration of IEG Holdings’ second dividend to common shareholders and our expectation of paying ongoing quarterly dividends. We believe our annualized dividend yield at current share prices is an attractive value proposition for shareholders. In addition to paying quarterly dividends, we note that as at June 30, 2017, our net cash backing per share is $0.293 and net assets per share is $0.688 with no corporate debt.”

Since January 2016, cumulative loan volume has increased by 33.8% from $10,989,023 to $14,699,023 as of July 31, 2017. Please visit http://ir.investmentevolution.com/financial-results for a copy of IEG Holdings’ quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2017, as filed with the Securities and Exchange Commission.

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About IEG Holdings Corporation

IEG Holdings Corporation provides online $5,000 and $10,000 unsecured consumer loans under the brand name, “Mr. Amazing Loans,” via its website, www.mramazingloans.com. For more information about IEG Holdings, visit www.investmentevolution.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in IEG Holdings’ filings with the SEC. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond IEG Holdings’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects IEG Holdings’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. IEG Holdings assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of IEG Holdings’ website referenced herein are not incorporated into this press release.

Contact:

Company

Paul Mathieson

IEG Holdings Corporation

Chairman/CEO and Founder

info@investmentevolution.com